Exhibit 10.5

Exclusive Business Cooperation Agreement

The Exclusive Business Cooperation Agreement (hereinafter referred to as “the Agreement”) is made and entered into by and between the following Parties in Beijing on June 26, 2018.

Jianzhi Century Technology (Beijing) Co., Ltd., a limited liability company established and existing in accordance with PRC laws, with a unified social credit code of 91110108MA01BGRH2B and the address at 27A, 23/F, Building 1, No. A48 Zhichun Road, Haidian District, Beijing (“Party A”). All the shares of Party A are ultimately beneficially held by Jianzhi Education Technology Group Company Limited (“Ultimate Controlling Shareholder”), a limited liability company incorporated in Cayman Islands.

Beijing Sentu Education Technology Co., Ltd., a joint-stock company established and existing in accordance with PRC laws, with a unified social credit code of 91110108576937402H and the address at 27B, Building 1, No. A48 Zhichun Road, Haidian District, Beijing (“Party B” or “Operating Entity”).

Party A and Party B are hereinafter referred to as a “Party” individually and the “Parties” collectively.

WHEREAS:

1.	Party A is a limited liability company registered in the People's Republic of China (hereinafter referred to as “PRC”, which, for the purposes of the Agreement, excludes the Special Administrative Region of Hong Kong, the Special Administrative Region of Macau and Taiwan), which is equipped with necessary resources to provide technical services, technical consulting and business consulting services;

2.	Party B is a domestic company registered in the PRC;

3.	Party A agrees to make use of its advantages in manpower, technology and information to provide Party B with exclusive technical services, technical advice and other services (see below for specific scope) during the term of the Agreement, and Party B agrees to accept such services provided by Party A or its designated party in accordance with the provisions of the Agreement.

Now therefore, the following agreement has been reached and concluded by the Parties through consultation:

1.	Services to be Provided by Party A

1.1	Pursuant to the terms and conditions of the Agreement, Party B hereby appoints Party A as the exclusive service provider of Party B during the term of the Agreement to provide comprehensive business support, technical services and consulting services to Party B as permitted by PRC laws, including all services, in whole or in part, within the approved business scope of Party B as determined by Party A from time to time, including but not limited to the following contents: technical services, network support, business consulting, equipment or leasing, market consulting, system integration, product research and development and system maintenance (“Services”).

1.2	Party B agrees to accept the advice and Services provided by Party A. Party B further agrees that, except with the prior written consent of Party A, during the term of the Agreement, Party B shall not accept any advice and/or Services provided by any third party and shall not cooperate with any third party in any way that is the same as or similar to the Agreement in respect of matters set forth herein. Party A may designate other parties (who may sign all and/or part of the agreements described in Article 1.4 hereof with Party B) to provide Party B with the advice and/or Services hereunder.

1.3	In order to ensure that Party B meets the cash flow requirements in daily operation and/or offsets any losses incurred during its operation, Party A shall be entitled to provide financial support to Party B (only to the extent permitted by PRC laws and/or in accordance with the relevant requirements of the Stock Exchange Rules (if applicable)), regardless of whether Party B actually causes any such operating losses. For the above purpose, Party A may provide financial support to Party B and/or any of its shareholders by means of bank entrusted loans or loans or other means within the scope of not violating PRC laws and regulations, and shall separately sign relevant contracts for such entrusted loans or loans or other forms of financial assistance.

1.4	Mode of Services delivery

1.4.1	Party A and Party B agree that during the term of the Agreement, the Parties may, directly or through their respective related parties, enter into other technical service agreements and consulting service agreements with the other party or its related parties, to agree on the specific contents, methods, personnel and fees of specific technical services and consulting services.

1.4.2	To fulfill the Agreement, Party A and Party B agree that during the term of the Agreement, the Parties may, directly or through their respective related parties, enter into a license agreement for intellectual property rights (including but not limited to software, trademark, patent and technical secrets) with the other party or its related parties, which shall allow Party B to use Party A’s relevant intellectual property rights at any time based on Party B's business needs.

1.4.3	Party B acknowledges that Party A may, at its sole discretion, subcontract all or part of the Services to be provided to Party B hereunder to a third party.

1.4.4	To enable Party A to provide relevant Services more efficiently, during the term of the Agreement, Party B irrevocably appoints Party A (and any trustee or sub-trustee) as its agent, and Party A may, on behalf of and in the name of Party B or otherwise (at the agent’s option):

1.4.4.1	Sign relevant documents with third parties (including but not limited to suppliers and customers);

1.4.4.2	Handle any matters that Party B is obliged to handle hereunder but fails to do so;

1.4.4.3	Sign all necessary documents and handle all necessary matters to enable Party A to fully exercise all or any rights granted hereunder;

1.4.4.4	If so required by Party A, Party B undertakes to issue an independent Power of Attorney for a certain matter to Party A at any time upon request of Party A;

1.4.4.5	Party B agrees to ratify and confirm any matters handled or intended to be handled by Party A as its agent in accordance with the terms of the appointment.

1.5	Party B agrees to provide Party A with all necessary assistance and convenience for the purpose of providing the Services described in the Agreement to Party B.

2.	Calculation of Service Fees, Payment Methods, Financial Statements, Auditing and Taxation

2.1	The Parties agree that Party B shall pay Party A service fees (“Service Fees”) for the Services provided by Party A pursuant to the Agreement. Subject to the provisions of PRC laws, the Service Fees shall be Party B's pre-tax profit (including all profits and any other distribution received by Party B in any of its affiliates during any fiscal year, excluding the service fees payable hereunder), deducting the necessary working capital, expenses and taxes required in the subsequent fiscal year (Party A may adjust the Service Fees in accordance with the principles of PRC Tax Law and tax practice), operating profit in accordance with the principle of independent transaction stipulated by the PRC Tax Law and other expenses that must be drawn according to the provisions of laws and regulations. Party A shall be entitled to adjust the Service Fees based on the Services it provides to Party B, but the amount shall not exceed the aforesaid agreed limit. The Service Fees shall be paid quarterly. Party B shall, within 7 days from the last day of each quarter, (a) provide Party A with the consolidated management statements and operating data of Party B in the current quarter, which shall specify the consolidated pre-tax income of Party B in the current quarter; (b) pay the Service Fees to Party A according to various investigation reports, plans, invoices or other written documents provided by Party A to Party B. After receiving the management report and business data, Party A may issue an invoice for the corresponding Service Fees to Party B. All payments shall be made to the bank account designated by Party A by remittance or other means agreed by the Parties. The Parties agree that, during the term of the Agreement, Party A may serve a notice to Party B from time to time to change the payment instructions, and Party A shall be entitled to, without Party B’s consent, adjust the above Service Fees and the payment time of Service Fees only in its sole discretion by giving at least 10 days’ prior written notice to Party B.

2.2	Party B shall, within 90 days at the end of each fiscal year, provide Party A with the audited consolidated financial statements of Party B in the current fiscal year, which shall be audited by an independent certified public accountant approved by Party A. If the audited consolidated financial statements show any difference between the total Service Fees paid by Party B to Party A in the current fiscal year and the remaining amount of Party B’s consolidated pre-tax earnings for the current fiscal year after deducting relevant costs and reasonable expenses as determined in accordance with Chinese Financial Reporting Standards, Party B shall pay such difference to Party A upon written request of Party A.

2.3	The Parties agree that, in principle, the payment of the above-mentioned Service Fees shall not cause any difficulty to the operation of either party. For the above purpose, and within the limits of realizing the above-mentioned principles, Party A may agree to Party B’s delay in paying the Service Fees or, upon mutual agreement of the Parties, may adjust in writing the time schedule for Party B to pay the Service Fees to Party A as set forth in Article 2.1 and 2.2.

2.4	Party B shall prepare financial statements that meet the requirements of Party A in accordance with the requirements of laws, stock exchanges (if applicable) and business practices.

2.5	In addition to the Service Fees, Party B shall bear all reasonable expenses, prepayments and actual expenses in any form paid or incurred by Party A or related to the performance of the Agreement or the provision of related Services (hereinafter referred to as “Expenses”), and compensate Party A accordingly.

2.6	Party B shall, upon Party A’s notice 5 working days in advance, and shall urge its wholly-owned or holding subsidiaries to allow Party A and its controlling shareholder (directly or indirectly)/ or their designated auditors to carry out various audit activities on Party B, including auditing relevant account books and records at its main office and making copies of account books and records as may be required. Moreover, Party B shall and shall urge its wholly-owned or holding subsidiaries to provide Party A and its controlling shareholder (directly or indirectly)/or their appointed auditor with relevant information and data on its operation, business, customers, finance, employees, etc., and agree that the Ultimate Controlling Shareholder can disclose such information and data to meet the regulatory requirements of the place where the securities are listed.

2.7	Party B shall pay interest on any overdue payment of the Service Fees and Expenses set forth herein at the interest rate of RMB short-term loan published by the People's Bank of China on the date of actual payment.

2.8	The tax burden arising from the implementation of the Agreement shall be borne by each party. If requested by Party A, Party B shall make every effort to assist Party A in obtaining tax reduction and exemption for all or part of the Service Fees income hereunder.

3.	Intellectual Property Rights, Confidentiality and Non-competition

3.1	Unless otherwise mandatory by laws and regulations, Party A shall enjoy the exclusive and proprietary rights and interests of all rights, titles, interests and intellectual property rights, including but not limited to copyrights, patents, patent applications, trademarks, software, technical secrets, trade secrets and others, generated, formed, acquired or created by Party A as a result of the performance of the Agreement, whether developed by Party A or Party B.

3.2	Party B shall and shall urge its wholly-owned or holding subsidiaries, without prior written consent of Party A, not to transfer, assign, mortgage, license or otherwise dispose of their rights, titles, interests and intellectual property rights, including but not limited to copyrights, patents, patent applications, trademarks, software, technical secrets, trade secrets and others.

3.3	The Parties further agree and confirm that any oral or written information provided and/or exchanged by them in connection with the Agreement shall belong to confidential information. Each Party shall keep confidential all such information and shall not disclose any relevant information to any third party without the written consent of the other Party, except that: (a) such information is or will be publicly known (not for the disclosure of the receiving Party); (b) such information is required to be disclosed by applicable laws, rules or regulations of any stock exchange, or requirement or order of a government sector, court, arbitration institution or other regulatory authorities; or (c) such information is disclosed by either Party to its legal or financial adviser or other professional advisors in connection with the transactions stated herein and such legal or financial adviser or other professional advisors shall be subject to the duty of confidentiality similar to this Article. The disclosure of any confidential information by any staff or organization employed by either party shall be deemed as the disclosure of such confidential information by such party, and such party shall be held legally liable for any breach of the Agreement. The Parties agree that the Article shall remain in force and effect regardless of whether the Agreement is invalid, or modified, dissolved or terminated for any reason, or rendered inoperable.

3.4	Party B shall and shall urge its wholly-owned or holding subsidiaries not to (directly or indirectly) engage in businesses beyond the scope permitted by Party B's business license and business certificate, or not directly or indirectly engage in businesses competing with Party A’s business within the territory of PRC, including investing in entities that engage in business competing with Party A’s business, or engage in other businesses beyond the scope agreed by Party A in writing.

3.5	The Parties agree that the Article shall remain in force and effect regardless of whether the Agreement is modified, abolished or terminated.

4.	Representations and Warranties

4.1	Party A hereby represents and warrants as below:

4.1.1	Party A is a limited liability company duly registered and validly existing under the PRC laws and has full capacity for civil rights and civil conduct.

4.1.2	The execution and performance of the Agreement by Party A falls within the scope of its legal person qualification and business operation; Party A has taken necessary corporate actions, been granted appropriate authorization and obtained the consent and approval of third parties and government agencies, and will not violate laws or other restrictions that are binding or affecting Party A.

4.1.3	The Agreement constitutes a legal, effective and binding obligation of Party A, and shall be enforceable against it.

4.1.4	There are no pending lawsuits, arbitrations or other judicial or administrative procedures that will affect Party A's ability to perform its obligations hereunder, and as far as it knows, no one has threatened to take such actions.

4.1.5	Party A has disclosed to Party B any contracts, government approvals, licenses that may materially and adversely affect its ability to fully perform its obligations hereunder or documents that bind its assets or business, and there are no false statements or omissions of any important facts in the documents provided by Party A to Party B.

4.2	Party B hereby represents and warrants as below:

4.2.1	Party B is a company limited by shares duly registered and validly existing under the PRC laws and has full capacity for civil rights and civil conduct.

4.2.2	The execution and performance of the Agreement by Party B falls within the scope of its legal person qualification and business operation; Party B has taken necessary corporate actions, been granted appropriate authorization and obtained the consent and approval of third parties and government agencies, and will not violate laws or other restrictions that are binding or affecting Party B.

4.2.3	The Agreement constitutes a legal, effective and binding obligation of Party B, and shall be enforceable against it.

4.2.4	There are no pending lawsuits, arbitrations or other judicial or administrative procedures that will affect Party B's ability to perform its obligations hereunder, and as far as it knows, no one has threatened to take such actions.

4.2.5	Party B has disclosed to Party A any contracts, government approvals, licenses that may materially and adversely affect its ability to fully perform its obligations hereunder or documents that bind its assets or business, and there are no false statements or omissions of any important facts in the documents previously provided by Party B to Party A.

4.2.6	Party B shall pay the Service Fees to Party A in full and timely according to the provisions of the Agreement. Party B shall, during the term of service, maintain, and shall cause its wholly owned or holding subsidiaries to maintain the continued validity of the licenses and qualifications related to its business, actively cooperate with Party A to provide Services and accept Party A's reasonable opinions and suggestions on its business.

4.2.7	Without Party A's prior written consent, Party B shall, from the signing date of the Agreement, and shall urge its wholly-owned or holding subsidiaries not to sell, transfer, mortgage or otherwise dispose of any other legitimate rights and interests of assets, business or income, or provide guarantees to any third party, or allow any third party to set any other security interests in its assets or interests.

4.2.8	Without the prior written consent of Party A, Party B shall, from the signing date of the Agreement, and shall urge its wholly-owned or holding subsidiaries not to incur, inherit, guarantee or allow any debts.

4.2.9	Without the prior written consent of Party A, Party B shall, from the signing date of the Agreement, and shall urge its wholly-owned or holding subsidiaries not to sign any major contracts (for the purpose of this paragraph, a contract shall be considered material if its value exceeds RMB 100,000), except for contracts signed in daily business activities.

4.2.10	Without the prior written consent of Party A, Party B shall, from the signing date of the Agreement, and shall urge its wholly-owned or holding subsidiaries not to merge with any third party, consolidate or form a joint entity, acquire any third party or be acquired or controlled, increase or decrease its registered capital, or change its registered capital structure in any other way.

4.2.11	To the extent permitted by relevant PRC laws, Party B shall and shall urge its wholly-owned or holding subsidiaries to appoint the person recommended by Party A as its director; Party B shall not refuse to appoint or dismiss the candidate recommended by Party A for any other reason unless prior written consent of Party A is obtained or legal reasons are provided.

4.2.12	Party B shall, from the signing date of the Agreement, and shall urge its wholly-owned or holding subsidiaries to entrust Party A to keep and control relevant certificates and official seals important to its daily operation, including Party B's business license, official seal, contract seal, special seal for finance and seal for legal representative.

4.2.13	Party B will fully cooperate with Party A and its Ultimate Controlling Shareholder in the investigation, inquiry and other requirements of any government and/or regulatory agency involving Party B and/or its subsidiaries.

4.3	The Parties hereby agree:

4.3.1	The Parties undertake that, the Parties shall terminate the Agreement immediately upon the transfer of all such equity of Party B to Party A or other assignee designated by Party A once PRC laws allow Party A to hold Party B's equity directly and Party A decides to hold Party B's equity and Party A and/or its subsidiaries and branches may legally engage in the business of Party B. Subject to the provisions and requirements of the laws of the PRC, Party B shall return to Party A or the person designated by Party A in full any consideration (if any) obtained therefrom.

5.	Effectiveness and Term

5.1	The Agreement shall take effect upon signature or seal by the Parties on the date first above written. Unless terminated in advance pursuant to the Agreement or other agreements separately signed by the Parties, the Agreement shall be valid until all equity of Party B have been transferred to Party A or a third party designated by Party A according to the Exclusive Call Option Agreement signed by the Parties and direct and indirect shareholders of Party B on the same date hereof.

5.2	Within the term of the Agreement, the Agreement shall automatically terminate in the event of Party B's bankruptcy or legal dissolution or all of its equity transferred to Party A or a third party designated by Party A in accordance with the Exclusive Call Option Agreement signed by the Parties and the direct and indirect existing shareholders of Party B on the same date hereof.

6.	Termination

6.1	Except as renewed in accordance with the relevant provisions hereof, the Agreement shall be terminated on the date of expiration and upon Party A’s written notice.

6.2	During the term hereof, (a) the Agreement may be terminated early by the Parties upon mutual consent; (b) Party A may terminate the Agreement in advance at any time by giving Party B a 30-day prior written notice; (c) Party B has no right to unilaterally terminate the Agreement in advance.

6.3	The rights and obligations under Article 3, Article 7, Article 8 and Article 9 between the Parties shall survive the termination of the Agreement.

6.4	The early termination or expiration of the Agreement for any reason shall not relieve either party of all payment obligations (including but not limited to Service Fees) hereunder due on the termination date or before the expiration date of the Agreement, nor shall it relieve either party of any liability for breach of contract incurred prior to the termination of the Agreement. The Service Fees payable prior to the termination of the Agreement shall be paid to Party A within 15 working days upon the termination of the Agreement.

7.	Liability for Breach

7.1	Except as otherwise provided in the Agreement, if a party (the “Defaulting Party”) fails to perform any of its obligations under the Agreement or in any other way constitutes a breach of the Agreement, then the other party (the “Aggrieved Party”) may: (a) give a written notice to the Defaulting Party stating the nature and extent of the breach and require the Defaulting Party to remedy it at its own expense within a reasonable period of time specified in the notice (the “Remedial Period”); and (b) if the Defaulting Party fails to remedy the breach within the Remedial Period, the Aggrieved Party shall be entitled to require the Defaulting Party to bear all liabilities arising out of its act in breach and to indemnify the Aggrieved Party for all actual economic losses arising out of its act in breach, including, but not limited to, attorney's fees, litigation or arbitration costs incurred in connection with any litigation or arbitration proceeding in connection with such breach. In addition, the Aggrieved Party shall be entitled to require the Defaulting Party to actually perform its obligations hereunder. The Aggrieved Party also shall be entitled to request the relevant arbitration institution or court to order the actual performance and/or enforcement of the terms agreed in the Agreement. The exercise of the aforesaid right of relief by the Aggrieved Party shall not affect its exercise of other rights of relief in accordance with the provisions of the Agreement and the laws and regulations.

7.2	Unless expressly provided by law, Party B shall not be entitled to terminate the Agreement due to Party A's breach of contract.

8.	Applicable Law, Dispute Resolution and Change of Law

8.1	The execution, effectiveness, interpretation, performance, amendment and termination of the Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC.

8.2	Any dispute arising out of the interpretation and performance of the Agreement shall be solved by the Parties through friendly consultation. In case no settlement can be reached within 30 days after either Party requests to resolve the dispute through consultation, the dispute may be submitted to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration by either Party in accordance with the arbitration rules of CIETAC then effective. The arbitration shall take place in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon the Parties hereto.

8.3	In case of any dispute arising out of the interpretation and performance of the Agreement, or any pending arbitration, the Parties hereto shall continue to exercise their rights and perform their obligations hereunder, except for the matters in dispute.

8.4	If, at any time after the execution of the Agreement, any PRC laws, regulations or rules are promulgated or changed, or the interpretation or application of such laws, regulations or rules is changed, the following provisions shall apply: (a) if the change of laws or newly enacted regulations is more favorable to either party than the relevant laws, regulations, decrees or regulations in force as of the date of the Agreement (without significant adverse effect to the other parties), the Parties shall timely modify the Agreement to benefit from such change or new provision; or, the Parties shall promptly apply for benefits arising from such change or new provision. The Parties shall do their best to obtain approval for such application; (b) if the economic interests of either party hereunder are materially and adversely affected, directly or indirectly, by such legal changes or newly enacted provisions, the Parties shall use all lawful means to obtain an exemption from compliance with such changes or provisions and use their best efforts to continue the execution of the Agreement in accordance with its original terms. If the adverse impact on the economic interests of either party cannot be resolved in accordance with the provisions of the Agreement, the parties shall, after the affected party notifies the other parties, negotiate in time and make all necessary amendments to the Agreement as permitted by PRC laws to maintain the economic interests of the affected party hereunder; and (c) if any of the aforesaid legal changes or newly enacted provisions render the existence or performance of the terms of the Agreement illegal or contrary to such PRC laws, the Parties shall use their best efforts and, as required by Party B, immediately take all actions, as far as practicable, necessary to maintain the validity of the Agreement or to realize the intent and purpose of the Agreement in an appropriate, enforceable and most similar manner.

8.5	Subject to the provisions of PRC laws, the arbitral tribunal may order indemnity, injunctive relief (including but not limited to for the purpose of conducting business or for the purpose of forcible transfer of assets) or liquidation of Party B in respect of Party B's equity interest or property interest. After the arbitration award takes effect, either Party shall be entitled to apply to a competent court for enforcement of the arbitration award. Subject to the provisions of PRC laws, upon the request of a disputing party, the court with jurisdiction shall be entitled to provide temporary relief measures to the disputing party while waiting for the formation of the arbitration tribunal or under other appropriate circumstances permitted by law as a property preservation or enforcement measure. Subject to the provisions of PRC laws, (i) Hong Kong, (ii) Cayman Islands, and (iii) the registered place of Party B (that is, Beijing, PRC); and (iv) the court where the Ultimate Controlling Shareholder or Party B's main assets are located has jurisdiction over the aforesaid purposes.

9.	Indemnification

Party B shall indemnify and hold Party A harmless from any losses, damages, liabilities or expenses incurred in any lawsuit, claim or other requirements against Party A arising from the consulting and services provided by Party A at the request of Party B, unless such losses, damages, liabilities or expenses are caused by Party A's gross negligence or willful misconduct.

10.	Notices

10.1	All notices and other communications required or permitted to be given under the Agreement shall be delivered by hand, registered post with postage prepaid, commercial courier service or fax to the Parties at the following address. Each notice shall also be confirmed by e-mail. The date on which such notice is deemed as served is determined as follows:

10.1.1	If a notice is given by hand, courier service or registered post with postage prepaid, it shall be deemed as duly served on the date of delivery or rejection to the designated address set forth in the notice.

10.1.2	If a notice is sent by fax, it shall be deemed as duly served on the date of successful transmission (as evidenced by the automatically generated confirmation information of the transmission).

10.2	For the purpose of the notice, the addresses of the Parties are as follows:

Party A: Jianzhi Century Technology (Beijing) Co., Ltd.

Address:	[***]
To:	[***]

Party B: Beijing Sentu Education Technology Co., Ltd.

Address:	[***]
To:	[***]

10.3	Either party may at any time change the address to which it will receive a notice by giving notice to the other party in accordance with the provisions of this article.

11.	Assignment

11.1	Party B shall not transfer its rights and obligations hereunder to any third party without the written consent of Party A.

11.2	Party B agrees that Party A may assign its rights and obligations hereunder to any third party by giving a prior written notice to Party B without the consent of Party B.

12.	Waiver; Cumulative relief

12.1	Any waiver by a party of any breach or failure to perform by the other party of any covenants of the Agreement shall not be deemed to be a waiver by such party of any subsequent breach or failure to perform such covenants or any other covenants hereunder. No failure or delay in exercising any right or remedy under the Agreement shall constitute a waiver of the provisions of the Agreement.

12.2	No single or partial exercise of a right or remedy under the Agreement shall preclude or limit the further exercise of such right or remedy. The rights and remedies of each party hereunder are cumulative, and any rights and remedies prescribed by law are not excluded.

13.	Severability

One or more provisions hereof ruled to be invalid, illegal or unenforceable in any respect under any law or regulation shall not affect or impair the validity, legality or enforceability of any other provisions hereof in any respect. The Parties shall endeavor to, through consultations in good faith, replace the invalid, illegal or unenforceable provisions with such effective provisions as permitted by law and desired by the Parties to the maximum extent. The economic effects of such effective provisions shall be as similar as possible to those invalid, illegal or unenforceable provisions.

14.	Revision, Modification and Supplementation

14.1	Any revision, modification and supplementation hereto shall be signed by the Parties in written agreement.

14.2	The Parties shall amend the Agreement accordingly in the event of any suggestion by the Stock Exchange of Hong Kong Limited or other regulatory authorities or exchanges to amend the Agreement, or any change in the rules or requirements relating to the listing of securities of the Stock Exchange of Hong Kong Limited in connection with the Agreement.

15.	Survival

15.1	Any obligation arising under the Agreement or becoming due prior to the expiration or early termination of the Agreement shall survive the expiration or early termination hereof.

15.2	The provisions of Article 8, Article 10 and Article 15 hereof shall survive the termination of the Agreement.

16.	Miscellaneous

16.1	The Agreement is written in Chinese and is made out in five (5) originals, with each Party holding one original and the remaining originals kept by Party A for future use. Each original shall be equally authentic.

16.2	The Agreement shall be binding upon the legal assigns and successors of the Parties hereto.

16.3	Except for the written revision, supplementation or modification made after the execution hereof, the Agreement shall constitute the entire Agreement between the Parties with respect to the subject matter hereof and supersede any and all previous oral or written consultations, representations and contracts between them with respect to the subject matter hereof.

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Party A: Jianzhi Century Technology (Beijing) Co., Ltd.

By:	/s/ Li Jingru
Name: Li Jingru
Title: Legal Representative

Date of Signing: June 26, 2018

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Party B: Beijing Sentu Education Technology Co., Ltd.

By:	/s/ Wang Peixuan
Name: Wang Peixuan
Title: Legal Representative

Date of Signing: June 26, 2018